UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2015 (April 7, 2015)

GENCO SHIPPING & TRADING LIMITED
(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-33393	98-043-9758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 12th Floor New York, NY	10171
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry Into A Material Definitive Agreement

Merger Agreement

On April 7, 2015, Genco Shipping & Trading Limited, a Marshall Islands corporation (“Genco” or the “Company”),  Baltic Trading Limited, a Marshall Islands corporation (“Baltic Trading ”), and Poseidon Merger Sub Limited, a Marshall Islands corporation and an indirect wholly owned subsidiary of the Company (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into Baltic Trading (the “Merger”), with Baltic Trading continuing as the surviving corporation and an indirect wholly owned subsidiary of the Company.

The Boards of Directors of both the Company and Baltic Trading established independent special committees to review the Merger and negotiate the terms on behalf of their respective companies.  Both independent special committees unanimously approved the Merger.  The Boards of Directors of both companies unanimously approved the Merger with Peter C. Georgiopoulos, Chairman of the Board of Directors of each company, abstaining.

The Merger Agreement provides that, upon completion of the Merger, each share of common stock, par value $0.01 per share, of Baltic Trading, issued and outstanding immediately prior to the Merger will be converted into the right to receive 0.216 shares of common stock, par value $0.01 per share, of Genco (the “Exchange Ratio”). Shares of Baltic Trading’s Class B Stock (all of which are owned by a subsidiary of Genco) will be canceled in the Merger. Holders of restricted stock awards issued under Baltic Trading’s 2010 Equity Incentive Plan will be entitled to receive the same consideration in the Merger as holders of Baltic Trading’s common stock. Upon completion of the Merger, shareholders of Genco are expected to own approximately 84.5 percent of the combined company, and Baltic Trading shareholders (which will not include Genco or its subsidiaries) are expected to own approximately 15.5 percent of the combined company.

Approval of the Merger is subject to a vote of shareholders of both the Company and Baltic Trading as described more fully below under “Closing Conditions,” including a vote of Baltic Trading shareholders other than the Company and its subsidiaries and certain other affiliated shareholders. The Company has agreed to vote, and to cause each of its controlled affiliates to vote, any shares of Baltic Trading common stock and Baltic Trading Class B Stock owned by it or any such affiliates in favor of the Merger. Baltic Trading has agreed to vote (or cause its subsidiaries to vote, as applicable) any shares of Genco common stock owned by it or any of its subsidiaries in favor of the Merger.

Closing Conditions

The Company’s and Baltic Trading’s obligation to consummate the Merger is subject to a number of conditions, including, among others, the following, as further described in the Merger Agreement: (i) the affirmative vote of the holders of a majority of the voting power of Baltic Trading’s common stock and Class B stock voting together as a single class to adopt and approve the Merger Agreement and the Merger, (ii) the affirmative vote of a majority of the voting power of Baltic Trading’s common stock and Class B stock held by holders other than the Company, Merger Sub and the Company’s other subsidiaries, and officers and directors of Baltic Trading who are officers or directors of the Company, voting together as a single class, to adopt and approve the Merger Agreement and the Merger, (iii) the affirmative vote of the holders of a majority of the voting power of the Company’s shares represented at a meeting of the Company’s shareholders to adopt and approve the Merger Agreement and the Merger, (iv) the effectiveness of the registration statement on Form S-4 registering the Company common stock to be issued in connection with the Merger, (v) the authorization for listing on the New York Stock Exchange of all shares of the Company’s common stock outstanding or reserved for issuance, (vi) no injunction or order prohibiting the transaction, (vii) representations and warranties of the other party being true and correct, subject to materiality standards other than for fundamental representations related to capitalization, (viii) compliance by the other party with its covenants and agreements in all material respects, (ix) delivery of an officer’s certificate regarding the two foregoing conditions, (x) no material adverse effect having occurred with respect to the other party since the signing of the Merger Agreement, (xi) the closing of the transactions contemplated by the Stock Purchase Agreement (as defined and described below) shall have occurred and (xii) receipt of binding consents or waivers from Baltic Trading’s lenders under Baltic Trading’s existing credit facilities.

Representations and Warranties; Covenants

The Merger Agreement contains customary representations, warranties and covenants by the Company, Baltic Trading, and Merger Sub, which include, among others, covenants to conduct their businesses in the ordinary course between the execution of the Merger Agreement  and completion of the Merger, subject to limited exceptions.  Baltic Trading is also subject to customary specific restrictions on key corporate actions during this period, including with respect to the payment of dividends, issuance of equity and changes in capitalization, asset acquisitions and asset sales, incurrence of indebtedness, material contracts, settlement of litigations, employment matters and other matters.  Baltic Trading is also prohibited from soliciting or engaging in negotiations with respect to a transaction involving the sale of Baltic Trading or its assets, provided that under certain circumstances Baltic Trading may engage in negotiations regarding an unsolicited bona fide written proposal that constitutes or is reasonably likely to result in a “Superior Proposal” (as defined in the Merger Agreement) if the Board of Directors of Baltic Trading concludes that the failure to do so would be inconsistent with its duties under applicable law.  The Company is prohibited from making changes in its organizational documents, splitting or subdividing equity, paying dividends, or taking actions reasonably expected to prevent or materially delay the closing.  The Merger Agreement also requires each of the Company and Baltic Trading to call and hold shareholders’ meetings, and requires the Boards of Directors of the Company and Baltic Trading to recommend that its shareholders adopt and approve the Merger Agreement and the Merger.  Baltic Trading will be permitted to change its recommendation to shareholders under certain circumstances in response to a “Superior Proposal” if its Board of Directors determines in good faith that failure to make such change in recommendation would be inconsistent with its duties under applicable law and following good faith discussions with the Company and taking into account any proposed adjustments to the Merger Agreement by the Company.  Additionally, the Company and Baltic Trading will each be permitted to change its respective recommendation under certain circumstances if (i) there is a material fact, change or set of circumstances that arises after the date of the Merger Agreement, (ii) its Board of Directors determines in good faith that failure to make such change in recommendation would be inconsistent with its duties under applicable law, and (iii) following good faith discussions with the other party and taking into account any proposed adjustments to the Merger Agreement by the other party, Baltic Trading’s Board of Directors or the Company’s Board of Directors, as the case may be, again determines that failure to make such change in recommendation would be inconsistent with its duties under applicable law.

Termination and Expenses

The Merger Agreement contains certain customary termination rights, including, among others, the following: (i) the right of either Baltic Trading or the Company to terminate the Merger Agreement if Baltic Trading shareholders or Company shareholders fail to adopt and approve the Merger Agreement and the Merger, (ii) the right of either Baltic Trading or the Company to terminate the Merger Agreement if the Board of Directors of the other party (a) fails to recommend that its shareholders vote to approve the transaction; (b) changes its recommendation with respect to the transaction (including, with respect to Baltic Trading, if Baltic Trading approves or recommends a competing acquisition proposal); (c) fails to include the recommendation of its Board of Directors in the joint proxy statement to be filed by the Company and Baltic Trading in connection with the Merger, (d) breaches its non-solicitation (with respect to Baltic Trading) or Board of Directors recommendation obligations in any material respect; or (e) fails to call its shareholders’ meeting as required, (iii) the right of either Baltic Trading or the Company to terminate the Merger Agreement if the Merger has not occurred by six months after the date of the Merger Agreement, (iv) the right of either Baltic Trading or the Company to terminate the Merger Agreement due to a material breach by the other party of any of its representations, warranties or covenants which would result in the closing conditions relating to the accuracy of representations and warranties or compliance with covenants and agreements, not to be satisfied and which breaches have not been cured within 30 days after notice from the other party, subject to certain conditions, (v) the right of either Baltic Trading or the Company to terminate the Merger Agreement if a final and non-appealable order or other action permanently restraining, enjoining or otherwise prohibiting the transactions under the Merger Agreement has been issued by a court or other governmental entity, (vi) by mutual written agreement of each of Baltic Trading and the Company and (vii) the right of Baltic Trading to terminate the Merger Agreement following the termination of the Stock Purchase Agreement in accordance with the terms thereof.

The Company and Baltic Trading will be required to pay the other party’s expenses up to a cap of $3,250,000 if (i) the Merger Agreement is terminated because (a) its Board of Directors failed to recommend that its shareholders vote to approve the Merger; (b) its Board of Directors changed its recommendation that its shareholders vote to approve the Merger (including, with respect to Baltic Trading, if Baltic Trading’s Board of Directors approves or recommends a competing acquisition proposal); (c) it failed to include its Board of Directors recommendation in the joint proxy statement to be issued by the Company and Baltic Trading in connection with the Merger; (d) it breached any of the provisions set forth in its Board of Directors’ recommendation and non-solicitation obligations in any material respect; or (e) it failed to call its shareholders’ meeting as required, (ii) the Merger Agreement is terminated because of a material uncured breach by that party, or (iii) the Merger Agreement is terminated because its shareholders fail to approve the Merger.  The Company will also be required to pay Baltic Trading’s expenses up to the aforementioned cap if the Stock Purchase Agreement and the Merger Agreement are terminated by Baltic Trading as a result of the Company’s uncured material breach of the Stock Purchase Agreement.

Governance

Pursuant to the Merger Agreement and subject to the approval of an amendment to the Company’s amended and restated articles of incorporation by holders of two-thirds of the Company’s outstanding common stock, the Board of Directors of the Company will be increased to eight members, and one director currently serving on the independent special committee of the Board of Directors of Baltic Trading is to be selected by the Company’s Board of Directors to fill the newly created seat.  Approval of such amendment by the Company’s shareholders is not a condition to the Merger, and if such approval is not obtained, Baltic Trading must still complete the transactions without the appointment of any of Baltic Trading’s directors to the Company’s Board of Directors.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.

The Merger Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Baltic Trading or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement with respect to matters as of specified dates. These representations and warranties: (i) were made solely for the benefit of the other parties to the Merger Agreement and are not intended to be treated as categorical statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in the Merger Agreement by confidential disclosure schedules that were delivered to the other party in connection with the signing of the Merger Agreement, which disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Merger Agreement; (iii) may be subject to standards of materiality applicable to the parties that differ from what might be viewed as material to shareholders; and (iv) were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company or Baltic Trading. Accordingly, you should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Baltic Trading.

Voting Agreement

On April 7, 2015, concurrently with the execution of the Merger Agreement, certain affiliates of Centerbridge Partners, L.P., as shareholders of the Company, Baltic Trading, or both (as applicable), entered into a voting and support agreement (the “Voting Agreement”) with the Company and Baltic Trading pursuant to which such entities are required to vote all of their Company shares and Baltic Trading shares in favor of the Merger and are prohibited from transferring such shares except under limited circumstances.  Each such shareholder also granted an irrevocable proxy to Baltic Trading (and any designee thereof) to vote such shareholder’s shares of the Company and Baltic Trading common stock in favor of the Merger.  The Voting Agreement terminates upon the earlier of (i) the effective time of the Merger, (ii) the termination of the Merger Agreement pursuant to its terms and (iii) any reduction of the Exchange Ratio or change in the Exchange Ratio.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated into this report by reference.

Stock Purchase Agreement

On April 7, 2015, Genco entered into a Stock Purchase Agreement pursuant to which Genco purchased from Baltic Trading on April 8, 2015 all of Baltic Trading’s equity interests in Baltic Lion Limited and Baltic Tiger Limited, the respective owners of the Capesize drybulk vessels known as the Baltic Lion and the Baltic Tiger, for an aggregate purchase price of $68.5 million, subject to reduction for the outstanding amounts under the $44 Million Term Loan Facility (as defined below) and an adjustment for working capital and liabilities as of the closing date. The indebtedness under such owners’ $44 million secured loan agreement with DVB Bank SE (the “$44 Million Term Loan Facility”) remained in place. The purchase price was established in arm’s length negotiations between the independent special committees of the companies and was financed by Genco with available cash and borrowings under the Loan Agreement described below. In connection with the Stock Purchase Agreement, Genco executed a Guarantee and Indemnity in favor of DVB Bank SE with respect to the $44 Million Term Loan Facility (the “Genco Guarantee and Indemnity”), which is on substantially the same terms as the Guarantee and Indemnity executed by Baltic Trading on December 3, 2013. As a result, Baltic Trading was released from its Guarantee and Indemnity.

The foregoing summaries of the Stock Purchase Agreement and the Genco Guarantee and Indemnity do not purport to be complete and are qualified in their entirety by reference to the Stock Purchase Agreement and the Genco Guarantee and Indemnity, which are filed as Exhibit 2.2 and 10.2 hereto, respectively and are incorporated into this report by reference.

Loan Agreement

On April 7, 2015, the Company’s wholly owned subsidiaries, Genco Commodus Limited, Genco Maximus Limited, Genco Claudius Limited, Genco Hunter Limited and Genco Warrior Limited (collectively, the “Subsidiaries”) entered into a Loan Agreement (the “Loan Agreement”) by and among the Subsidiaries, as borrowers, ABN AMRO Capital USA LLC, as arranger (in such capacity, the “Arranger”), as facility agent (in such capacity, the “Agent”), as security agent (in such capacity, the “Security Agent”), and as lender, providing for a $60 million revolving credit facility, with an uncommitted accordion feature that, if exercised, will upsize the facility up to $150 million (the “Revolving Credit Facility”).  On April 7, 2015, the Company entered into a guarantee (the “Guarantee”) of the obligations of the Subsidiaries under the Loan Agreement, in favor of the Security Agent.

Borrowings under the Revolving Credit Facility will be used for general corporate purposes including “working capital” (as defined in the Loan Agreement) and to finance the purchase of drybulk vessels.

The Revolving Credit Facility has a maturity date of March 31, 2020.  Borrowings under the Revolving Credit Facility bear interest at London Interbank Offered Rate plus a margin based on a combination of utilization levels under the Revolving Credit Facility and a security maintenance cover ranging from 3.4% per annum to 4.25% per annum.  The commitment under the Revolving Credit Facility is subject to quarterly reductions of approximately $1.7 million to $4.4 million depending on the total amount committed.  Borrowings under the Revolving Credit Facility are subject to 20 equal consecutive quarterly installment repayments commencing three months after the date of the Loan Agreement.

Borrowings under the Revolving Credit Facility are to be secured by liens on each of the Subsidiaries’ respective vessels; specifically, the Genco Commodus, Genco Maximus, Genco Claudius, Genco Hunter and Genco Warrior and other related assets.  Should the accordion feature be exercised, the Revolving Credit Facility will also be secured by up to six additional Capesize vessels and two additional Supramax vessels owned by other subsidiaries of the Company and other related assets.

The Revolving Credit Facility requires the Subsidiaries to comply with a number of customary covenants including financial covenants related to collateral maintenance, liquidity, leverage, debt service reserve and dividend restrictions.

ITEM 2.01	Completion of Acquisition or Disposition of Assets

The disclosure under the heading “Stock Purchase Agreement” set forth in Item 1.01 above is incorporated herein by reference.

ITEM 2.03	Creation Of A Direct Financial Obligation Or An Obligation Under An Off-Balance Sheet Arrangement Of Registrant

The disclosure under the heading “Stock Purchase Agreement” with respect to the Genco Guarantee and Indemnity and under the heading “Loan Agreement” set forth in Item 1.01 above is incorporated herein by reference.

ITEM 7.01	Regulation FD Disclosure

On April 8, 2015, the Company and Baltic Trading issued a joint press release announcing the execution of the Merger Agreement, the Stock Purchase Agreement and the Loan Agreement described above.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this document that are not strictly historical, including statements regarding the proposed acquisition, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements regarding the Company’s and Baltic Trading’s expectations, beliefs, plans, objectives, financial conditions, assumptions, performances, events or developments that the Company believes or anticipates will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are often, but not always, made through the use of words or phrases such as “may”, “believe”, “anticipate,” “could”, “should”, “intend”, “plan”, “will”, “expect(s)”, “estimate(s)”, “project(s)”, “forecast(s)”, “positioned”, “strategy”, “outlook” and similar expressions.  All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in such forward-looking statements. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: the parties’ ability to satisfy the merger agreement conditions and consummate the merger on the anticipated timeline or at all; fluctuations in market prices of the Company’s stock; the proposed transaction’s effect on the relationships of Baltic Trading or the Company with their respective customers and suppliers, whether or not the proposed transaction is completed; Baltic Trading’s shareholders’ and the Company’s shareholders’ reduction in their percentage ownership and voting power; the challenges presented by the integration of Baltic Trading and the Company; the ability to realize anticipated growth, synergies and cost savings; the uncertainty of third-party approvals; the significant transaction and merger-related integration costs; the current global environment’s impact on the Company’s or Baltic Trading’s business; the volatility and historical low of charterhire rates for drybulk carriers; the current oversupply of drybulk capacity; a decrease in the market value of the Company’s or Baltic Trading’s vessels; prolonged declines in charter rates and other market deterioration; a further economic slowdown or changes in the economic and political environment in the Asia Pacific region; changes to and the impact of laws, rules and regulations that regulate the Company’s and Baltic Trading’s operations, including regulation and liability under environmental and operational safety laws; increased inspection procedures and tighter import and export controls; the exposure of the Company’s or Baltic Trading’s vessels to international risks; damage and unexpected drydocking costs of the Company’s or Baltic Trading’s vessels; acts of piracy, terrorist attacks and other acts of violence or war; the cost of compliance with safety and other vessel requirements imposed by classification societies; violations of worldwide anti-corruption laws; the Company’s or Baltic Trading’s ability to attract and retain qualified skilled employees or crew necessary to operate its business; labor interruptions; governmental claims as a result of smuggling of drugs or other contraband onto the Company’s or Baltic Trading’s vessels; arrests of the Company’s or Baltic Trading’s vessels by maritime claimants; governments’ potential reacquisition of the Company’s or Baltic Trading’s vessels during a period of war or emergency; change in fuel prices; seasonal fluctuations; restrictive covenants under the Company’s or Baltic Trading’s credit facilities; the Company’s or Baltic Trading’s ability to successfully employ its vessels; the dissimilarity of the Company’s consolidated balance sheets and statement of operations prior to and subsequent to

July 9, 2014; the potential loss of one or more charterers; the aging of the Company’s or Baltic Trading’s fleet; the Company’s or Baltic Trading’s practice of purchasing and operating previously owned vessels; an increase in operating costs or interest rates; the failure of technical managers to perform their obligations to the Company or Baltic Trading; the ability of the Company or Baltic Trading to compete for charters with new entrants or established companies with greater resources in the international drybulk shipping industry; the Company’s prohibition on paying dividends or repurchasing its stock; the Company’s or Baltic Trading’s ability to grow or effectively manage its growth; the Company’s credit risk as a result of maintaining all of its cash and cash equivalents at three financial institutions; the Company’s or Baltic Trading’s ability to fund its capital expenditures; the Company’s dependence on the ability of its subsidiaries to distribute funds to it in order to satisfy its financial obligations or make dividend payments; the creditworthiness of the Company’s or Baltic Trading’s charterers; the ability of the Company or Baltic Trading to operate its financial and operations systems effectively or recruit suitable employees as the Company or Baltic Trading expands its fleet; the ability of the Company or Baltic Trading to attract and retain key management and other employees in the shipping industry; the Company’s arrangements with Maritime Equity Partners LLC; the independent interests of the Company’s chairman in the ownership and operation of drybulk vessels; the Company’s or Baltic Trading’s ability to maintain adequate insurance to compensate it or third parties; the Company’s or Baltic Trading’s ability to maintain resources to cover claims made by its protections and indemnity associations; the ability of the Company or Baltic Trading to qualify for an exemption from paying U.S. federal income tax on its shipping income; U.S. tax authorities treatment of the Company or Baltic Trading as a “passive foreign investment company”; exchange rate fluctuations; legislative actions relating to taxation;  certain shareholders owning large portions of the Company’s outstanding common stock; the Company’s foreign corporation status; future sales of the Company’s common stock; the Company’s or Baltic Trading’s ability to raise additional capital in the future; future issuances of the Company’s or Baltic Trading’s common stock; volatility in the market price and trading value of the Company’s common stock; potential anti-takeover effects in the Company’s amended and restated articles of incorporation; the Company’s classified Board of Directors; provisions in the Company’s amended and restated articles of incorporation which may delay the removal of incumbent officers and directors; the limited ability of the Company’s shareholders to take action; the advance notice requirement for shareholder proposals and director nominations of the Company; and the ability of the Company’s investors to enforce U.S. judgment costs against the Company. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in (i) the Company’s SEC filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and reports on Form 8-K; and (ii) Baltic Trading’s SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2014 and reports on Form 10-Q and Form 8-K. The forward-looking statements made herein speak only as of the date hereof and none of the Company, Baltic Trading or any of their respective affiliates assumes any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

Important Information for Investors and Shareholders

In connection with the proposed transaction between Baltic Trading and the Company, Baltic Trading and the Company intend to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a Company registration statement on Form S-4 that will include a joint proxy statement of the Company and Baltic Trading that also constitutes a prospectus of the Company. The definitive joint proxy statement/prospectus will be delivered to shareholders of the Company and Baltic Trading. INVESTORS AND SECURITY HOLDERS OF THE COMPANY AND BALTIC TRADING ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, BALTIC TRADING AND THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the registration statement and the definitive joint proxy statement/prospectus (when available) and other documents filed with the SEC by the Company and Baltic Trading through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company (when available) will be available free of charge on the Company’s internet website at www.gencoshipping.com.  Copies of the documents filed with the SEC by Baltic Trading (when available) will be available free of charge on Baltic Trading’s internet website at www.baltictrading.com.

Participants in the Merger Solicitation

This communication is not a solicitation of a proxy from any investor or securityholder.  However, Baltic Trading, the Company, their respective directors and certain of their executive officers and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction under the rules of the SEC. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Baltic Trading and the Company shareholders in connection with the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. Information about the directors and executive officers of Baltic Trading and of the Company will be set forth in the joint proxy statement/prospectus when it is filed with the SEC or in an amendment to one or both companies’ Annual Report on Form 10-K for the year ended December 31, 2014 when it is filed with the SEC.  These documents will be available free of charge from the sources indicated above.

Non-Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of April 7, 2015, by and among Genco Shipping & Trading Limited, Poseidon Merger Sub Limited and Baltic Trading Limited. (1)

2.2	Stock Purchase Agreement, dated as of April 7, 2015, by and between Genco Shipping & Trading Limited and Baltic Trading Limited. (1)

10.1	Voting and Support Agreement, dated as of April 7, 2015, by and among Baltic Trading Limited, Genco Shipping & Trading Limited, and the entities listed on Schedule A thereto.

10.2	Guarantee and Indemnity dated April 8, 2015 by Genco Shipping & Trading Limited in favor of DVB Bank SE.

99.1	Press Release, dated April 8, 2015.

(1) Certain exhibits and schedules to the Merger Agreement and the Stock Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.  The Company will furnish copies of any of such exhibits or schedules to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2015

GENCO SHIPPING & TRADING LIMITED

	By	/s/ John C. Wobensmith
John C. Wobensmith President

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 7, 2015, by and among Genco Shipping & Trading Limited, Poseidon Merger Sub Limited and Baltic Trading Limited. (1)

2.2	Stock Purchase Agreement, dated as of April 7, 2015, by and between Genco Shipping & Trading Limited and Baltic Trading Limited. (1)

10.1	Voting and Support Agreement, dated as of April 7, 2015, by and among Baltic Trading Limited, Genco Shipping & Trading Limited, and the entities listed on Schedule A thereto.

10.2	Guarantee and Indemnity dated April 8, 2015 by Genco Shipping & Trading Limited in favor of DVB Bank SE.

99.1	Press Release, dated April 8, 2015.

(1) Certain exhibits and schedules to the Merger Agreement and the Stock Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.  The Company will furnish copies of any of such exhibits or schedules to the SEC upon request.